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Exhibit 4.6

REGISTRATION RIGHTS AGREEMENT

        This Registration Rights Agreement (the "Agreement") is made and entered into as of the 23rd day of January 2003, by and among Medwave, Inc., a Minnesota corporation (the "Company") and the Investors listed on Schedule A attached hereto (individually, an "Investor" and collectively, the "Investors").

RECITALS

        A.    The Investors and the Company have entered into that certain Stock Purchase Agreement dated of even date herewith (the "Purchase Agreement") in connection with the sale, by the Company, of up to an aggregate of 1,400,000 shares of Common Stock (the "Shares") of the Company (the "Sale").

        B.    It is a condition to the transactions contemplated in the Purchase Agreement that the Company provide the registration and other rights provided herein and the parties hereto desire to provide for such rights on the terms and conditions contained herein.

        NOW, THEREFORE, in consideration of the premises and covenants contained herein, the parties hereto agree as follows:

        1.    Defined Terms.    Unless otherwise noted, all capitalized terms used herein shall have the meanings afforded them in the Purchase Agreement. For the purposes of this Agreement, the term "Registrable Stock" shall mean (i) the Shares and (ii) any shares of Common Stock issued or issuable with respect to any of such Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided, however, that any shares of the foregoing that are sold in a registered sale pursuant to an effective registration statement under the Securities Act or that may be sold without restriction pursuant to Rule 144(k) under the Securities Act (as confirmed by an unqualified opinion of counsel to the Company) shall not be deemed Registrable Stock.

        2.    Required Registration.    On or before the later of: (a) that date which is 30 days after the initial Closing Date; or (b) the date that is 15 days after the date on which the Company receives, from the Investors, all information referenced in Section 8 hereof necessary for the preparation of the Registration Statement (the "Registration Statement") on Form S-3, (the "File Date"), the Company shall file a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-3 or such other form as the Company is eligible to file to register the resale of the Shares if the Company is not eligible to register the Investors resale of the Shares on Form S-3 with the Securities and Exchange Commission (the "Commission") covering the resale of the Shares.

        3.    Effectiveness.    The Company will use its commercially reasonable efforts to have such Registration Statement declared effective by the Commission within 60 days of the File Date, provided, however, that the Company will not be obligated to effect such a registration under the Securities Act if the Company furnishes to the holders of the Registrable Stock (as defined above) a certificate signed by the President of the Company stating that in the good faith judgment of the Company's Board of Directors, (i) the offering would interfere in any material respect with any financing, acquisition, corporate reorganization or other material transaction under consideration by the Company or (ii) there is some other material development relating to the condition (financial or other) of the Company that has not been disclosed to the general public and as to which it is in the Company's best interests and lawful not to disclose such development, it being hereby acknowledged and agreed by the Investors that transmittal of such information pursuant to either (i) or (ii) of this paragraph will be kept confidential by the Investors and may prevent the Investors from trading in Company securities while such information has not been publicly disclosed by the Company; provided that the aggregate period of delay under this paragraph may not exceed 60 days unless the holders of a majority of the

Registrable Stock consent in writing to a longer delay. If the Registration Statement has not been declared effective by the Commission on or before the date that is 120 days after the Closing Date (the "Required Effective Date"), the Company shall, on the 121st day and each 30th day thereafter, make a payment to the Investors as partial compensation for such delay (the "Late Registration Payments") equal to 2% of the Offering Price paid by each of the Investors for the Shares, and not previously sold by the Investor, until the Registration Statement is declared effective by the Commission. The Late Registration Payments will be prorated on a daily basis during each 30 day period and will be paid to each Investor by wire transfer or check within 5 business days after the earlier of (i) the end of each 30 day period following the Required Effective Date or (ii) the effective date of the Registration Statement.

        4.    Piggyback Registration Rights.    Until the termination of the Effective Period (as defined in Section 5(a) below), the Company will provide the Investors prompt written notice, at least 20 days prior to the anticipated filing date, of the Company's intention to register any of its Common Stock under the Securities Act, whether or not for sale for its own account, except for registrations on Form S-8 or S-4 or any successor or similar forms, or registration statements relating to Common Stock or any other shares of common stock of the company issuable upon exercise of employee or consultant share options or in connection with any employee benefit or similar plan of the Company.

        If such a registration by the Company involves a firm commitment underwritten offering registered with the Commission (a "Public Offering"), any Investors electing to participate in such offering must sell their Registrable Stock to the underwriters on the same terms and conditions as apply to the Company. If the registration involves a Public Offering and the managing underwriter thereof advises the Company that, in its view, the number of shares of Common Stock that the Company and the Investors intend to include in such registration exceeds the largest number of shares of Common Stock that can be sold without having a material adverse effect on such Public Offering (the "Maximum Offering Size"), the Company will include in such registration only that number of shares of Common Stock which does not exceed the Maximum Offering Size, in the following order of priorities: (i) first, all securities the Company proposes to sell for its own account, (ii) second, up to the full number of securities proposed to be registered for the account of the holders of securities entitled to inclusion of their securities in the registration statement by reason of demand registration rights, and (iii) third, the securities requested to be registered by other holders of securities entitled to participate in the registration (including the Shares), drawn from them pro-rata based on the number of shares each has requested to be included in such registration.

        The notice to the Investors must set forth the Investors' rights under this Section 4 and shall offer the Investors the opportunity to include in such registration statement the number of Shares that each Investor requests. The Investors must provide the Company notice of their intent to include any or all of their Shares in the registration statement within 10 days after the receipt of notice from the Company and must specify the number of Shares to be included in the registration statement. The Company will use its commercially reasonable efforts to effect the registration under the Securities Act of all Shares that the Company has been so required to register by the Investors, provided, however, that if, at any time after giving written notice of its intention to register any of its common stock pursuant to this Section 4 and prior to the effective date of any registration statement filed in connection with such registration, the Company determines for any reason not to file the registration statement, the Company shall give written notice to the Investors and, thereupon, shall be relieved of its obligation to register any Shares in connection with such registration.

        5.    Registration—General Provisions.    In connection with the registration of the Registrable Stock under the Securities Act, the Company will:

          (a)  subject to Section 6 below, use its commercially reasonable efforts to keep any such Registration Statement continuously effective, supplemented, amended and current until such time as may be reasonably necessary to effect the sale of such securities, but not to exceed the earlier of the date on which: (i) all Registrable Stock has been sold, or (ii) three years after the date it is declared effective by the Commission (the "Effective Period");

          (b)  subject to Section 6 below, prepare and file with the Commission such amendments to the Registration Statement or any registration statement filed in accordance with Section 4 and supplements to the prospectus contained therein as may be necessary to keep the Registration Statement or any registration statement filed in accordance with Section 4 effective for the period required by Section 5(a) above;

          (c)  provide the legal advisors selected by and acting on behalf of the Investors, with reasonable opportunities to review and comment on, and otherwise participate in, the preparation of such Registration Statement or any registration statement filed in accordance with Section 4;

          (d)  promptly furnish to each Investor participating in such registration and to the underwriters of the securities being registered, if any, one copy of the Registration Statement or any registration statement filed in accordance with Section 4, preliminary prospectus, final prospectus and a reasonable number of additional copies and any such other documents, as the Investors and underwriters may reasonably request in order to facilitate the public offering of such securities;

          (e)  use its diligent, good faith efforts to register or qualify the Shares covered by the Registration Statement, or any registration statement filed in accordance with Section 4, under such state securities or blue sky laws of such jurisdictions as the Investors may reasonably request, except that the Company shall not for any purpose be required to execute a general consent to service of process (which shall not include a "Uniform Consent to Service of Process" or other similar consent to service of process which relates only to actions or proceedings arising out of or in connection with the sale of securities, or out of a violation of the laws of the jurisdiction requesting such consent) or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

          (f)    notify the Investors promptly after it shall receive notice of the time when the Registration Statement, or any registration statement filed in accordance with Section 4, has been declared effective by the Commission or a supplement to any prospectus forming a part of such Registration Statement has been filed with the Commission;

          (g)  notify the Investors promptly of any request by the Commission for the amending or supplementing of the Registration Statement, or any registration statement filed in accordance with Section 4, or prospectus or for additional information;

          (h)  prepare and file with the Commission, promptly upon the request of the Investors, any amendments or supplements to the Registration Statement, or any registration statement filed in accordance with Section 4, or prospectus which, in the opinion of counsel for the Investors (and concurred in by counsel for the Company), is required under the Securities Act or the rules and regulations promulgated thereunder in connection with the distribution of the Registrable Stock by the Investors;

          (i)    subject to Section 6 below, prepare and promptly file with the Commission and promptly notify the Investors of the filing of such amendment or supplement to the Registration Statement, or any registration statement filed in accordance with Section 4, or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

          (j)    advise the Investors, and the Investors' counsel, if any, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of the Registration Statement, or any registration statement filed in accordance with Section 4, or the initiation or threatening of any proceeding for that purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

          (k)  not file any amendment or supplement to such Registration Statement or prospectus to which the Investors shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations promulgated thereunder, after having been furnished with a copy thereof at least five business days prior to the filing thereof, unless in the opinion of counsel for the Company the filing of such amendment or supplement is reasonably necessary to protect the Company from any material liabilities under any applicable federal or state law and such filing will not violate applicable law.

        6.    Suspension of Resales.    The holders of the Registrable Stock acknowledge that there may occasionally be times when the Company desires to suspend the use of the prospectus forming a part of the Registration Statement, times when the offering of the Registrable Stock would interfere with certain material corporate transactions or times when there exists certain material non-public information concerning the Company. Accordingly, the Company may suspend sales pursuant to such Registration Statement for a period of up to 60 days (unless the holders of at least a majority of the Registrable Stock consent in writing to a longer delay of up to an additional 30 days) if the Company furnishes to the holders of the Registrable Stock a certificate signed by the President of the Company stating that in the good faith judgment of the Company's Board of Directors, (i) the offering would interfere in any material respect with any financing, acquisition, corporate reorganization or other material transaction occurring or under consideration by the Company or (ii) there is some other material development relating to the condition (financial or other) of the Company that has not been disclosed to the general public and as to which it is in the Company's best interests and lawful not to disclose such development; provided that the aggregate periods of delay may not extend, in any twelve-month period, for more than 60 days unless the holders of a majority of the Registrable Stock consent in writing to a longer delay of up to an additional 30 days. The Company will notify the holders of Registrable Stock in any of such events (in each case, a "Black Out Notice"). The Investors hereby acknowledge and agree that the Company need not provide any specific information with respect to the event which gives rise to the delivery of a Black Out Notice and the Investors further acknowledge and agree that the fact of delivery of a Black Out Notice and the contents of such Black Out Notice will be kept confidential by the Investors.

        Upon its receipt of a Black Out Notice each holder agrees to immediately discontinue the sale of any Registrable Stock pursuant to the Registration Statement until such holder has received copies of the supplemented or amended prospectus referred to in Section 5(i) or until such holder is advised in writing that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the prospectus. If the Company notifies the selling holder that a Black Out Notice has been issued and remains in effect, the Company will notify such selling holder as soon as practicable after the termination of such Black Out Notice and any necessary supplements or amendments to the Registration Statement have been made pursuant to Section 5 above. In addition, the Investor agrees that it will either (x) destroy any prospectuses, other than permanent file copies, then in such holder's possession which have been replaced by the Company with more recently dated prospectuses or (y) deliver to the Company all copies, other than permanent file copies, then in such holder's possession of the prospectus covering such Registrable Stock that was current at the time of receipt of the Black Out Notice. The period during which the Company is required to continue the effectiveness of a registration statement under Section 5(a) will be tolled for all periods of time during which resales are suspended under this Section 6.

        7.    Notice of Sales.    Following the effectiveness of the Registration Statement and any filings with any state securities commissions, the holders agree that they will not effect any sales of the Registrable Stock pursuant to the Registration Statement or any such filings at any time unless they have provided to the President of the Company, or such other party as may be designated by the Company from time to time, notice as follows: if the Company receives such notice by 12:00 p.m. (noon) Eastern Time on a business day, then the relevant Investor may sell such Registrable Stock after 3:30 p.m. Eastern Time on such business day if the Company has not otherwise notified such holder that a Black Out Notice has been issued; if the Company receives such notice after 12:00 p.m. (noon) Eastern Time on a business day, or on any day which is not a business day, then the relevant Investor may sell such Registrable Stock at any time after 12:00 p.m. (noon) Eastern Time on the next business day, if the Company has not otherwise notified such holder that a Black Out Notice has been issued. Notwithstanding the foregoing, an Investor may sell at any time once he, she or it is has confirmed that no Black Out Notice has been issued. If the Company notifies the selling holder that a Black Out Notice has been issued and remains in effect, the Company will notify such selling holder as soon as practicable after the termination of such Black Out Notice and any necessary supplements or amendments to the Registration Statement have been made pursuant to Section 6 above.

        8.    Provision by Investors of Certain Information in Connection with Registration Statement.    No Investor may include any of its Registrable Stock in the Registration Statement pursuant to this Agreement unless and until such Investor furnishes to the Company in writing, within 10 days after receipt of a request therefor, the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Securities Act for use in connection with the Registration Statement or prospectus or preliminary prospectus included therein. Each selling Investor agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Investor not materially misleading.

        9.    Registration Expense.    The Company shall pay all Registration Expenses (as defined below) in connection with the inclusion of the Registrable Stock in the Registration Statement, or any registration statement filed in accordance with Section 4, or application to register or qualify such shares under state securities laws, filed by the Company hereunder, other than as set forth herein. For purposes of this Agreement, the term "Registration Expenses" means the filing fees payable to the Commission, any state agency and the NASD; the fees and expenses of the Company's legal counsel and independent certified public accountants in connection with the preparation and filing of the Registration Statement (and all amendments and supplements thereto) with the Commission; and all expenses relating to the printing of the Registration Statement, prospectuses and various agreements executed in connection with the Registration Statement. Notwithstanding the foregoing, the Investors will pay the fees and expenses of any legal counsel the Investors may engage, as well as the Investors' proportionate share of any custodian fees or underwriting commissions or discounts which may be payable to any underwriter, and any transfer taxes.

        10.    Indemnification.    With respect to the registration of the resale of the shares of Registrable Stock:

          (a)  to the fullest extent permitted by law, the Company will indemnify and hold harmless each Investor, the trustees, partners, officers, directors and agents of each Investor, and each person, if any, who controls such Investor or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by the Registration Statement or any registration statement filed in accordance with Section 4; and the Company will reimburse each such Investor, trustee, partner, officer, director, agent or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 10 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished to it for use in connection with such registration by an Investor, trustee, partner, officer, director, agent, underwriter or controlling person of an Investor.

          (b)  to the extent permitted by law, each Investor, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Investor selling securities under the Registration Statement or any of such other Investors, trustees, partners, directors or officers or any person who controls such Investor, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Investor, or trustee, partner, director, officer or controlling person of such other Investor may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Investor for use in connection with such registration; and each such Investor will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Investor, or trustee, partner, officer, director or controlling person of such other Investor in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 10 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Investor, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 10 exceed the net proceeds from the offering received by such Investor unless the Violation is the result of fraud on the part of such Investor.

          (c)  promptly after receipt by an indemnified party under this Section of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party; and provided further, that if there is more than one indemnified party, the indemnifying party shall pay for the fees and expenses of one counsel for any and all indemnified parties to be mutually agreed upon by such indemnified parties, unless representation of an indemnified party by the counsel retained by the other indemnified parties would be inappropriate due to actual or potential differing interests between such indemnified parties. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section.

          (d)  if the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person or entity who shall not have been guilty of such fraudulent misrepresentation. No amounts paid by any Investor pursuant to this Section 10(d) should exceed the net proceeds from the offering received by such Investor.

          (e)  the obligation of the Company and the Investors under this Section shall survive the completion of any offering for resale of shares of the Registrable Stock in the Registration Statement, and otherwise.

        11.    Successors and Assigns.    The terms and conditions of this Agreement will inure to the benefit of and be binding upon and be enforceable by the respective heirs, successors and assigns of the parties hereto; provided, however, that the rights of an Investor hereunder may be assigned only (a) to a partner or retired partner of the assigning Investor, if such assigning Investor is a partnership, (b) to any affiliate of the assigning Investor, (c) to any family member of, or any trust for the benefit of a family member of the assigning Investor or (d) concurrent with the sale or transfer to such assignee of at least 200,000 shares of Registrable Stock (subject to adjustment for any stock dividend, stock split, subdivision, combination or other recapitalization of the Company) then held by the assigning Investor; provided, however, that the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of the assignee and the securities with respect to which such registration rights are being assigned and such transferee agrees in writing to be bound by and subject to the terms and conditions of this Agreement. Any Investor making an assignment in connection with the sale or transfer of only a portion of its Shares will retain its rights under this Agreement for the Shares not sold or transferred. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their permitted successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Notwithstanding any provision contained elsewhere in this Agreement, upon the transfer of shares by any of the parties hereto, no claims or causes of action arising out of or related to this Agreement existing as of the transfer date will be transferred by such party to any heir, successor, assign or permitted transferee, provided that the transfer of shares will not be deemed a waiver by the transferring party of any such claim or cause of action.

        12.    Miscellaneous.

          (a)  Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given or made unless the Company has obtained the written consent of the Investors holding at least a majority of the then existing Registrable Stock.

          (b)  All notices and other communications provided for or permitted hereunder shall be made by hand delivery, telex, facsimile, overnight courier or registered first-class mail:

            (i)    if to an Investor, at the address set forth on Schedule A attached hereto;

            (ii)  if to the Company, at the address set forth in the Purchase Agreement.

All such notices and communications shall be deemed to have been duly given: when delivered, if by hand, overnight courier or mail; when the appropriate answer back is received, if by telex; when transmission is confirmed by the sending unit, if by facsimile.

          (c)  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (d)  The headings to this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (e)  This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota without giving effect to the principles of choice or conflict of law thereof. Service of process on the Company mailed by first class mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the right of any Investor to serve process in any manner permitted by law.

          (f)    In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Investors and the Company shall be enforceable to the fullest extent permitted by law.

          (g)  The remedies provided for in this Agreement shall be cumulative and in addition to all other remedies available, at law or in equity, and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Agreement.

          (h)  This Agreement, the documents referenced herein and the exhibits thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

          (i)    The Company understands and agrees that Heartland Group, Inc. is entering into this Agreement solely on behalf of Heartland Value Fund and that any claims that the Company may have against Heartland Group, Inc. under this Agreement or otherwise in connection with the transactions contemplated hereby shall only be made against the assets of Heartland Value Fund.

[The remainder of this page left blank intentionally—Signature page follows]

        IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

COMPANY:

Medwave, Inc.
	By:	/s/ TIMOTHY J. O'MALLEY Name: Timothy J. O'Malley Title: President and Chief Executive Officer
INVESTORS:
William D. Corneliuson
	By:	/s/ WILLIAM D. CORNELIUSON Name: William D. Corneliuson
By: Duchess Limited Partners
	By:	/s/ RYAN BUTZ Name: Ryan Butz Title: General Partner
Larry Arnold
	By:	/s/ LARRY ARNOLD Name: Larry Arnold
TTES Kathryn A. Van Dyke Trust
	By:	/s/ WILLIAM D. VAN DYKE III Name: William D. Van Dyke III Title: Trustee

TTES Ellen H. Van Dyke Trust
By:	/s/ WILLIAM D. VAN DYKE III Name: William D. Van Dyke III Title: Trustee
TTES Helen Van Dyke Trust
By:	/s/ WILLIAM D. VAN DYKE III Name: William D. Van Dyke III Title: Trustee
Heartland Value Fund
By: Heartland Group, Inc.
By:	/s/ PAUL T. BESTE Name: Paul T. Beste Title: V.P.

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  Exhibit 4.6
REGISTRATION RIGHTS AGREEMENT
RECITALS